                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 19, 1998

                                                     Breed Technologies, Inc.
                                            ------------------------------------------
                                      (Exact name of registrant as specified in its charter)
       Delaware                                            1-11474                                            22-2767118
------------------------                            ------------------------                     ---------------------------------
(State of incorporation)                            (Commission File Number)                     (IRS Employer Identification No.)

       5300 Old Tampa Highway                                                                                   33811
         Lakeland, Florida                                                                                    ----------
----------------------------------------                                                                      (Zip Code)
(Address of principal executive offices)

      Registrant's telephone number, including area code: (941) 668-6000

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

        On June 19, 1998, Mr. Fred Musone resigned as President, Chief Operating Officer and a member of the Board of Directors of Breed Technologies, Inc. (the "Company"). Mr. Musone's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices, but, rather, for personal reasons. Mr. Charles J. Speranzella, Jr. was elected to succeed Mr. Musone as President and Chief Operating Officer of the Company at a meeting of the Board of Directors of the Company held on June 19, 1998. The vacancy left on the Company's Board of Directors as a result of Mr. Musone's resignation has not yet been filled.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 24, 1998

                                        BREED TECHNOLOGIES, INC.

                                        By:  /s/ Frank J. Gnisci
                                            -------------------------------
                                            Frank J. Gnisci
                                            Executive Vice President and
                                            Chief Financial Officer